EXHIBIT 11
                              BellSouth Corporation
                        Computation of Earnings Per Share


                                  For the Three Month Period Ended
                                             March 31,
                                      2001                2002

Basic Earnings Per Common Share:

Net Income                           $ 891             $ 1,155

Weighted average shares
Outstanding
                                     1,873               1,879

Earnings Per Common Share
                                     $ .48               $ .61

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                                                            EXHIBIT 11
                              BellSouth Corporation
                  Computation of Earnings Per Share (continued)


                                  For the Three Month Period Ended
                                             March 31,
                                      2001                2002

Diluted Earnings per Common Share:

Net Income                            $ 891             $ 1,155

Weighted average shares
Outstanding
                                      1,873               1,879

Incremental shares from
Assumed exercise of
stock options and payment of
performance share awards                 13                   9

Total Shares                          1,886               1,888

Earnings Per Common Share
                                      $ .47               $ .61